As filed with the Securities and Exchange Commission on May 21, 1997
                                                  Registration No. 333-_________

                   SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              -----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                       Under
                           The Securities Act of 1933


                             MERIDIAN DATA, INC.
                  (Exact name of Registrant as specified in its charter)

 California                                                77-0188708
 (State of other jurisdiction of             (I.R.S.Employer Identification No.)
  incorporation or organization)

                            5615 Scotts Valley Drive
                         Scotts Valley, California 95066
                    (Address of Principal Executive Offices,Zip Code)


                        1992 Employee Stock Purchase Plan
                            (Full title of the plan)
                            ------------------------
                              Gianluca U. Rattazzi
                       President, Chief Executive Officer
                                  and Director

                               Meridian Data, Inc.
                            5615 Scotts Valley Drive
                         Scotts Valley, California 95066
                                 (408)438-3100
 (NAME, ADDRESS, AND TELEPHONE NUMBER,INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:


                            Robert D. Brownell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304



                         CALCULATION OF REGISTRATION FEE

-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------
 Title of Securities to     Amount to be Registered     Proposed Maximum Offering      Proposed Maximum      Amount of Registration
      be Registered                   (1)                  Price Per Share (2)        Aggregate Offering               Fee
                                                                                            Price
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------
Common Stock (no par
value per share)                    100,000                    $3.813                    $381,300                    $116.00
-------------------------- --------------------------- ---------------------------- ----------------------- ------------------------

(1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1992 Employee Stock Purchase Plan as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on April 23, 1997 increasing the number of shares authorized for issuance thereunder from 200,000 to 300,000.

(2) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on May 19, 1997 in accordance with Rule 457(h)(1).

    Statement Under General Instruction E Registration of Additional Securities.

         Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No.33-62084), filed under the Registrant's previous name, "Parallan Computer, Inc.," is incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

   5.1      Opinion of counsel as to legality of Securities being registered.

  23.1      Consent of  Price Waterhouse LLP, Independent Accountants.

  23.2      Consent of counsel (contained in Exhibit 5.1).

  24.1      Power of Attorney (see page 5).

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 19th day of May 1997.


                              MERIDIAN DATA, INC.


                              By:     /s/ Gianluca U. Rattazzi
                                          Gianluca U. Rattazzi
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

                           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gianluca U. Rattazzi and Erik E. Miller jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signatures                 Title                        Date

         /s/Charlie Bass           Chairman of the Board         May 21, 1997
            CHARLIE BASS           of Directors


         /s/Gianluca U. Rattazzi   President, Chief Executive    May 21, 1997
            GIANLUCA U. RATTAZZI   Officer and Director


        /s/ Erik E. Miller         Senior Vice President,        May 21, 1997
            ERIC E. MILLER         Finance and Chief
                                   Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)


        /s/ Peter R. Johnson       Director                      May 21, 1997
            PETER R. JOHNSON


        /s/ Mario M. Rosati        Director                      May 21, 1997
            MARIO M. ROSATI


        /s/ Pierluigi Zappacosta   Director                      May 21, 1997
            PIERLUIGI ZAPPACOSTA

                                Index to Exhibits


         Exhibit Number   Description of Document                           Page
         --------------   -------------------------------------             ----

         5.1              Opinion of counsel as to legality of
                          Securities being registered.                      E-2

         23.1             Consent of  Price Waterhouse LLP,
                          Independent Accountants.                          E-3

         23.2             Consent of counsel (contained in
                          Exhibit 5.1).                                     E-2

         24.1             Power of Attorney (see page 5).                     5

                                                                    Exhibit 5.1

                                  May 21, 1997


         Meridian Data, Inc.
         5615 Scotts Valley Drive
         Scotts Valley, California 95066

              Re:      Registration Statement on Form S-8

         Ladies and Gentlemen:

                       We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Meridian Data, Inc., a California corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about May 21, 1997, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the 1992 Employee Stock Purchase Plan, as amended (the "Plan"). As your legal counsel in connection with this transaction, we have reviewed the proceedings taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

                       It is our opinion that, when issued and sold in the manner described in the Plan and pursuant to the agreements that accompany each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

                       We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.


                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1997, appearing in the 1996 Annual Report of Meridian Data, Inc. on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP
San Jose, California
May 19, 1997